Exhibit 99.1

Press Release

2 North Broadway
Lebanon, Ohio 45036

Company Contact:                        Investor and Media Contact:
Eric J. Meilstrup                        Andrew M. Berger
President and Chief Executive Officer                Managing Director
LCNB Corp.                            SM Berger & Company, Inc.
(513) 932-1414                            (216) 464-6400
shareholderrelations@lcnb.com                    andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021
LCNB Corp. Total Assets Increased 9.0% to a Record $1.90 Billion
LCNB Wealth Assets Up 14.7% Year-over-Year to a Record $1.06 Billion
2021 Full Year Diluted Earnings Per Share Increased 7.1% Year-over-Year to a Record $1.66 Per Share

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and twelve months ended December 31, 2021.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB reported record 2021 results, reflecting the hard work of all of our team members, the compelling financial services we provide our local communities, and the benefits of our diverse sources of revenue. Record earnings and earnings per share in 2021 were driven by sequential asset and wealth management growth combined with continued strong asset quality. In addition, I am encouraged that net loans increased by 5.4% over the past twelve months, even with the $41,271,000 reduction in Paycheck Protection Program (“PPP”) loans from our portfolio during 2021. I believe our continued loan growth demonstrates positive economic activity within our markets and our ability to attract customers as a result of LCNB’s experienced lenders, local presence, and customized solutions.”

Mr. Meilstrup continued, “LCNB Wealth Management assets, including trust, investment, and brokerage accounts, increased 14.7% during 2021 to a record $1.06 billion. This growth led to record fiduciary income of $6,674,000, an increase of 33.2% over the prior year, and helped drive record noninterest income in 2021. LCNB Wealth Management provides us with a competitive advantage in many of our markets, and we believe there are long-term opportunities to grow our Wealth Management services to new and existing customers.”

“I am proud of our strong performance in 2021, which supported $18,030,000 in record returns of capital to our shareholders. In 2021, we repurchased $8,310,000 of our common stock and returned $9,720,000 through our regular cash dividend program, an increase of 2.9% over the prior year. We believe we are well positioned to continue to grow and create value for our shareholders in 2022 and beyond. We remain focused on key strategies to diversify revenue, grow customer relationships, manage operating expenses, and prudently control risk. Our success navigating the unprecedented challenges caused by the COVID-19 pandemic over the past two years is a direct result of the dedication of all of our valued associates and our steadfast commitment to support our local communities,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2021 fourth quarter was $5,627,000, a 2.0% decline as compared to $5,742,000 for the same period last year. Earnings per basic and diluted share for the 2021 fourth quarter were $0.45, an increase of 2.3% as compared to $0.44 for the same period last year. Net income for the twelve-month period ended December 31, 2021, was $20,974,000, an increase of

4.5% as compared to $20,075,000 for the same period last year. Earnings per basic and diluted share for the twelve-month period ended December 31, 2021, were $1.66, an increase of 7.1% as compared to $1.55 for the same period last year.

Net interest income for the three months ended December 31, 2021, was $14,310,000, compared to $14,513,000 for the comparable period in 2020. Net interest income for the twelve-month period ended December 31, 2021, increased 1.6% to $57,124,000, as compared to $56,218,000 for 2020. Favorably contributing to the variances for both the three- and twelve-month periods were fees recognized from PPP loans and market driven decreases in the average rates paid on deposits, aided by a shift from higher cost certificates of deposit to lower cost demand and savings products. LCNB's cost of funds at December 31, 2021 was 0.19%, compared to 0.33% at December 31, 2020.

Non-interest income for the three months ended December 31, 2021, increased by 1.0% to $4,347,000, compared to $4,305,000 for the same period last year. For the twelve months ended December 31, 2021, non-interest income increased by 3.1% to $16,232,000, compared to $15,741,000 for the same period last year. The primary drivers of the fourth quarter and twelve-month year-over-year changes in non-interest income were increased fiduciary income, deposit service charges, and gain from sales of debt securities, offset by reductions in gains from loan sales and lower bank owned life insurance income.

Non-interest expense for the three months ended December 31, 2021, was $367,000 greater than the comparable period in 2020. For the twelve months ended December 31, 2021, non-interest expense increased $2,255,000 from the comparable period in 2020. The increases for both the three and twelve-month periods were primarily due to increases in salaries and employee benefits, FDIC insurance, ATM expenses, contracted services, and other non-interest expenses.

Capital Allocation
LCNB invested $8,310,000 in its share repurchase program for the 2021 full year, repurchasing 493,257 shares of its outstanding stock at an average price of $16.85 per share. This equates to approximately 3.8% of the Company’s December 31, 2020 outstanding shares. During the 2021 fourth quarter, LCNB invested $439,000 in its share repurchase program, repurchasing 25,185 shares of its outstanding stock at an average price of $17.45 per share. At December 31, 2021, LCNB had 21,191 shares that remained to be repurchased under its August 2020 share repurchase program.

For the full year ended December 31, 2021, LCNB paid $0.77 per share in dividends, a 5.5% increase from $0.73 per share for the full year ended December 30, 2020. On November 15, 2021, LCNB’s Board of Directors approved a 5.3% increase in the Company’s regular quarterly cash dividend payment from $0.19 per share to $0.20 per share. Since 1998, LCNB’s regular cash dividend payment has increased at a compound annual growth rate of 3.5%.

Balance Sheet
Total assets at December 31, 2021, increased 9.0% to a record $1.90 billion from $1.75 billion at December 31, 2020. Net loans at December 31, 2021, increased 5.4% to a record $1.36 billion, compared to $1.29 billion at December 30, 2020. During 2021, LCNB helped its customers receive $41.2 million of PPP forgiveness payments, including $6.0 million during the fourth quarter of 2021. The balance of PPP loans outstanding at December 31, 2021, was $6.9 million.

Total deposits at December 31, 2021, increased 11.9% to a record $1.63 billion, compared to $1.46 billion at December 31, 2020 as LCNB continues attracting interest-bearing and non-interest-bearing accounts to the Bank.

Assets Under Management
Total assets managed at December 31, 2021 were a record $3.14 billion, compared to $2.92 billion at December 31, 2020. The 7.6% year-over-year increase in total assets managed was primarily due to strong growth across LCNB’s Wealth Management group and an increase in mortgage loans serviced.

Asset Quality
For the 2021 fourth quarter, LCNB recorded a credit of $508,000 in its provision for loan losses, compared to a credit of $151,000 for the 2020 fourth quarter. For the twelve months ended December 31, 2021, LCNB recorded a credit of $269,000 in its provision for loan losses, compared to a provision of $2,014,000 for the twelve months ended December 31, 2020. The respective $357,000 and $2,283,000 improvements in the provision for loan losses for the three and twelve-month periods were partially due to strong asset quality and last year’s proactive build in the Company’s allowance for loan losses associated with the estimated economic impacts caused by the COVID-19 pandemic.

Net recoveries for the 2021 fourth quarter were $186,000, compared to net charge-offs of $95,000 for the same period last year. For the 2021 twelve-month period, net recoveries were $47,000 or (0.00)% of average loans, compared to net charge-offs during 2020 of $331,000 or 0.03% of average loans.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest decreased $2,181,000, from $3,718,000 or 0.29% of total loans at December 31, 2020, to $1,537,000 or 0.11% of total loans at December 31, 2021. Nonperforming assets to total assets was 0.08% at December 31, 2021, compared to 0.21% at December 31, 2020.

Mr. Meilstrup commented, “We are very pleased with our excellent credit trends, reflecting the strength of our local economy and our prudent underwriting. Our quarter-end ratio of nonperforming assets to total assets has not been this low over the past ten years.”

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in the Southwest and South-Central Ohio regions. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, digital banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:
1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;

14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.